INDIANAPOLIS POWER & LIGHT COMPANY
TO

THE BANK OF NEW YORK MELLON TRUST COMPANY,
N.A.
                                    Trustee

________________

Sixty-Seventh Supplemental Indenture
________________

Dated as of December 1, 2020

ESTABLISHING FIRST MORTGAGE BONDS,

2020 Series A, Due 2038

TABLE OF CONTENTS*
of
SIXTY-SEVENTH SUPPLEMENTAL INDENTURE
of
INDIANAPOLIS POWER & LIGHT COMPANY

*Table of Contents is not part of the Sixty-Seventh Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

THIS SIXTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 1, 2020, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the “Company,” party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor in interest to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the “Trustee,” party of the second part; and

WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the “Original Mortgage” when referred to as existing prior to any supplement thereto or modification thereof, and the “Mortgage” when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June l, 1956, as of March 1, 1958, as of October 1, 1960, as of August l, 1964; as of April l, 1966, as of May l, 1967, as of May l, 1968, as of October l, 1970, as of March l, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June l, 1976, as of July 1, 1976, as of August 1, 1977, as of September l, 1978, as of August 1, 1981 (two), as of November l, 1983, as of November l, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August l, 1992, as of April 1, 1993 and as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995, as of August 1, 2001 (four), as of August 1, 2003, as of January 1, 2004, as of April 1, 2005 (two), as of September 1, 2006 (two), as of October 1, 2006, as of June 1, 2007, as of May 1, 2009 (three), as of August 1, 2011 (two), as of November 1, 2011, as of June 1, 2013, as of June 1, 2014, as of September 1, 2015, as of May 1, 2016, as of December 1, 2016, and as of November 1, 2018; and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds)

issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company; and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement, dated as of December 1, 2020 (hereinafter called the “Loan Agreement”) with the Indiana Finance Authority (the “IFA”), in order to obtain funds [to refund certain bonds originally issued to finance or refinance certain industrial development projects at the Company’s Petersburg Generating Station located in Pike County, Indiana and the Company’s Harding Street Generating Station located in Marion County, Indiana], and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Sixty-Seventh Supplemental Indenture in order to evidence and secure a portion of its indebtedness under the Loan Agreement; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of a bond of a series to be known as its “First Mortgage Bonds, 2020 Series A, due 2038” (the bond of said series being hereinafter sometimes referred to as the “2038A Bond”), limited to the aggregate principal amount of Thirty Million Dollars ($30,000,000); and

WHEREAS, all things necessary to make the 2038A Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Sixty-Seventh Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Sixty-Seventh Supplemental Indenture, and the terms of the 2038A Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Sixty-Seventh Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

Now, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2038A Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Sixty-Seventh Supplemental Indenture, the receipt of which is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Sixty-Seventh Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to excepted encumbrances as defined in the Original Mortgage), unto said The Bank of New York Mellon Trust Company, N.A., as successor in interest to American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

PART I.
ELECTRIC DISTRIBUTING SYSTEMS.

    All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

PART II.
[RESERVED].

PART III.
INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May l, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.
PART IV.
OTHER PROPERTY.

All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, substations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water and power; or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;
TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

SECTION 2. Capitalized terms not otherwise defined in this Sixty-Seventh Supplemental Indenture shall have the following meanings:
“IFA 2020 Series A Bonds” means the $30,000,000 Indiana Finance Authority Environmental Facilities Refunding Revenue Bonds, Series 2020A (Indianapolis Power & Light Company Project) issued under and pursuant to the IFA Indenture.

“IFA Indenture” means the Trust Indenture, dated as of December 1, 2020, by and between the IFA and U.S. Bank National Association, as Trustee, and any indenture supplemental thereto or amendatory thereof, pursuant to which the IFA 2020 Series A Bonds and certain other bonds are issued and secured.

“IFA Trustee” means the person, corporation or association acting as trustee at any time under the IFA Indenture.

“Loan Agreement” means the Loan Agreement dated as of December 1, 2020 between the IFA and the Company, and any and all modifications, amendments and supplements thereof.

“Project” means the environmental facilities comprising the Project as defined in the Loan Agreement.

SECTION 3. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) to be issued under and secured by the Mortgage, to be designated “2020 Series A, Due 2038”, which shall also bear the descriptive title “First Mortgage Bonds”; said bonds shall mature on December 1, 2038, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; the 2038 Bond shall bear interest at the rate from time to time borne by the IFA 2020 Series A Bonds, provided, however, that in no event shall the rate of interest borne by the 2038A Bond exceed twelve percent (12%) per annum; interest shall be payable on the interest payment dates specified in the IFA 2020 Series A Bonds and principal of and premium, if any, on said bond shall be payable on the dates for the payment of principal and premium, if any, and in the amounts, specified in the IFA 2020 Series A Bonds; and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at The Bank of New York Mellon Trust Company, N.A., which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2038A Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2038A Bond, or the registration, transfer or exchange thereof, being to The Bank of New York Mellon Trust Company, N.A.. In event of the resignation or inability to act of The Bank of New York Mellon Trust Company, N.A., then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.
The obligation to pay principal and interest on the 2038A Bond shall be interpreted to include the payment of an amount equal to any Purchase Price payable on a Purchase Date (as such terms are defined in the IFA Indenture) with respect to the IFA 2020 Series A Bonds, subject to certain exceptions set forth in Section 4.1 of the Loan Agreement.
The 2038A Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

The 2038A Bond will be issued to evidence and secure a loan to the Company by the IFA pursuant to the Loan Agreement of certain funds to be acquired by the IFA through the issuance of the IFA 2020 Series A Bonds, authenticated and delivered under and pursuant to the IFA Indenture. Pursuant to the Loan Agreement, the 2038A Bond shall be issued to the IFA Trustee. All of the proceeds of the IFA 2020 Series A Bonds will be used to refund certain bonds originally issued to finance or refinance certain economic development projects at the Company’s Petersburg Generating Station located in Pike County, Indiana and the Company’s Harding Street Generating Station located in Marion County, Indiana.

Upon the notice and in the manner and with the effect provided in this Section 3, the 2038A Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a)    In whole or in part, at the option of the Company, upon the optional redemption by the Company pursuant to the IFA Indenture of a like principal amount of the IFA 2020 Series A Bonds, so long as there shall not have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date.
(b)    In whole or in part, upon the mandatory redemption pursuant to the IFA Indenture of a like principal amount of the IFA 2020 Series A Bonds, so long as there shall not have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date.
(c)    In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2038A Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.
(d)    In the event that the Company is notified by the IFA Trustee that (i) an event of default under the IFA Indenture has occurred and is continuing, and (ii) the IFA Trustee has declared the principal of all the IFA 2020 Series A Bonds then outstanding immediately due and payable pursuant to the IFA Indenture, the Company shall be obligated to redeem the 2038A Bond outstanding; provided, however, that such requirement of redemption shall be deemed waived, if prior to such redemption of the 2038A Bond (x) such event of default is waived or cured as set forth in the IFA Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2038A Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 3(d), the Company shall have the same obligation (subject to the same proviso) to redeem the 2038A Bond.
(e)    In the event the IFA Trustee notifies the Company and the IFA that the interest payable on the IFA 2020 Series A Bonds held by persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction, or a formal ruling of the Internal Revenue Service or by a written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds delivered at the request of the Company, to be no longer excludable from gross income for federal tax purposes by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2038A Bond then outstanding to be redeemed on any date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived by the holder of the 2038A Bond if, prior to the date fixed for redemption of the 2038A Bond pursuant to this Section 3(e), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2038A Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the IFA 2020 Series A Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2038A Bond on an interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2038A Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the IFA Trustee to redeem the IFA 2020 Series A Bonds in part, which redemption would have the result that the interest payable on the IFA 2020 Series A Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a “substantial user” or a “related person” as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended; provided further, however, that no such determination by a court of competent jurisdiction or by the Internal Revenue Service will be considered final for this purpose unless the Company has been given written notice and, if it is so desired and is legally allowed, has been afforded the opportunity to contest the same, either directly or in the name of any owner of an IFA 2020 Series A Bond, and until the conclusion of any appellate review, if sought.

In case of redemption of 2038A Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), or (e) above, the amounts payable upon redemption of 2038A Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of (and premium, if any, in the case of redemption pursuant to (a) above), and interest on the IFA 2020 Series A Bonds then outstanding and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through final payment of the IFA 2020 Series A Bonds.
In case of redemption in part pursuant to (a), (b) or (e) above, the amount payable by the Company under this Sixty-Seventh Supplemental Indenture, the Loan Agreement and the 2038A Bond shall be a sum sufficient, together with other funds deposited with the IFA Trustee and available for such purpose, to pay the principal of (and premium, if any, in the case of prepayment pursuant to (a) above) and interest on the portion of the 2038A Bond so to be redeemed, which sum together with other funds deposited with the IFA Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on those IFA 2020 Series A Bonds being redeemed and to pay all reasonable and necessary fees and expenses of the IFA Trustee accrued and to accrue through such partial redemption.
To exercise the option granted to redeem the 2038A Bond in whole or in part pursuant to Subsection (a) above, the Company shall give written notice of the date of redemption to the IFA Trustee and the Trustee, which date shall be not less than sixty (60) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for any redemption of the 2038A Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2038A Bond.

At the option of the holder, the 2038A Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2038A Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2038A Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Sixty-Seventh Supplemental Indenture.

The Company shall not be required to transfer or exchange the 2038A Bond for a period of ten (10) days next preceding any interest payment date of said bond.
Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2038A Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.
The 2038A Bond shall be limited to an aggregate principal amount of Thirty Million Dollars ($30,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.
SECTION 4. The 2038A Bond, and the Trustee’s Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form Of Face Of 2038A Bond]

This First Mortgage Bond, 2020 Series A, Due 2038 (hereinafter called the “2038A Bond”) is not transferable except to a successor trustee under the Trust Indenture dated as of December 1, 2020, between the Indiana Finance Authority and U.S. Bank National Association, as the Trustee, or to Indianapolis Power & Light Company.

INDIANAPOLIS POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 2020 SERIES A, Due 2038
Due December 1, 2038

No.                  $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the “Company”), for value received, hereby promises to pay to U.S. Bank National Association, as the Trustee (hereinafter called the “IFA Trustee”) under the Trust Indenture between the Indiana Finance Authority (the “IFA”) and the IFA Trustee, dated as of December 1, 2020 (the “IFA Indenture”) or its registered assigns, on December 1, 2038, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, principal in the amount set forth above and premium, if any, in the amounts and on the dates for the payment of principal and premium, if any, specified in the $30,000,000 Indiana Finance Authority Environmental Facilities Refunding Revenue Bonds, Series 2020A (Indianapolis Power & Light Company Project) issued under and pursuant to the IFA Indenture (the “IFA 2020 Series A Bonds”) in lawful money of the United States of America, and interest thereon at the rate of interest from time to time borne by the IFA 2020 Series A Bonds, provided, however, that in no event shall the rate of interest borne by this Bond exceed twelve percent (12%) per annum, in like lawful money at said office or agency, on the interest payment dates specified in the IFA 2020 Series A Bonds, until the Company’s obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder will be paid to the registered owner of this 2038A Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.
REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2038A BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.
No recourse shall be had for the payment of the principal of or interest on this 2038A Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.
This 2038A Bond shall not become obligatory until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.
IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2038A Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.
INDIANAPOLIS POWER & LIGHT COMPANY

Dated: _______________________            By:___________________________________
Attest:
By:________________________

[FORM OF TRUSTEE'S CERTIFICATE ON 2038A BOND]

Trustee’s Certificate

This 2038A Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Sixty-Seventh Supplemental Indenture thereto.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
Trustee

By:______________________________
Authorized Signature

[FORM OF REVERSE SIDE OF 2038A BOND]

INDIANAPOLIS POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 2020 SERIES A, DUE 2038
Due December 1, 2038

This 2038A Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 2020 Series A, Due 2038 (herein called the “2038A Bond”) limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) and established by a Sixty-Seventh Supplemental Indenture dated as of December 1, 2020, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago (predecessor to The Bank of New York Mellon Trust Company, N.A.), as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the “Mortgage”), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

This 2038A Bond evidences and secures a loan made by the Indiana Finance Authority (the “IFA”) to the Company, pursuant to a Loan Agreement, dated as of December 1, 2020, between the IFA and the Company (the “Loan Agreement”). In order to obtain funds for such loan, the IFA, contemporaneously with the issue of this 2038A Bond, will issue Thirty Million Dollars ($30,000,000) principal amount of its Environmental Facilities Refunding Revenue Bonds, Series 2020A (Indianapolis Power & Light Company Project) (the “IFA 2020 Series A Bonds”) under and pursuant to the Trust Indenture between the IFA and U.S. Bank National Association, as trustee (the “IFA Trustee”), dated as of December 1, 2020 (the “IFA Indenture”). The IFA 2020 Series A Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2038A Bond and from moneys in the Revenue Fund and the Interest Fund (both as defined in the IFA Indenture) created under the IFA Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2038A Bond shall be discharged to the extent that any moneys in said Revenue Fund and Interest Fund (both as defined in the IFA Indenture) are available for payments on the IFA 2020 Series A Bonds and are directed by the Company to be applied thereto, all as provided in the Sixty-Seventh Supplemental Indenture.

The obligation to pay principal and interest on the 2038A Bond shall be interpreted to include the payment of an amount equal to any Purchase Price payable on a Purchase Date (as such terms are defined in the IFA Indenture) with respect to the IFA 2020 Series A Bonds, subject to certain exceptions set forth in Section 4.1 of the Loan Agreement.

This 2038A Bond is not subject to redemption, except as provided in Section 3 of the Sixty-Seventh Supplemental Indenture, to which reference is made for full description of redemption provisions.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2038A Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2038A Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Sixty-Seventh Supplemental Indenture, the principal of, and premium, if any, and interest on this 2038A Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2038A Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2038A Bond will be nontransferable except to the IFA Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2038A Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Sixty-Seventh Supplemental Indenture.

[END OF 2038A BOND FORM]

SECTION 5.    Until the 2038A Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2038A Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Sixty-Seventh Supplemental Indenture for a statement of such redemption prices.

SECTION 6.     The Company covenants and agrees that it will duly and punctually pay to the holder of the 2038A Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

(a)    The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2038A Bond shall be discharged to the extent that any moneys in the Revenue Fund and the Interest Fund (as defined in the IFA Indenture) created under and pursuant to the IFA Indenture are available for the payment of the principal of, or premium, if any, or interest on the IFA 2020 Series A Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the IFA Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2038A Bond.

(b)    Except as otherwise provided in this Section 6, the principal amount of any IFA 2020 Series A Bond acquired by the Company and delivered to the IFA Trustee, or acquired by the IFA Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2038A Bond.

As the principal of, premium, if any, and interest on the 2038A Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Trustee shall not be required to recognize any payment made or credit availed of with respect to the 2038A Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the IFA Trustee specifying the amount of such payment or credit and the principal amount of the 2038A Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of the 2038A Bond, any such certificate shall be controlling and conclusive.

SECTION 7.     The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2038A Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2038A Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2038A Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

SECTION 8.     The Company covenants that, so long as the 2038A Bond shall remain outstanding, it will (i) comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock, and (ii) use the maximum interest rates payable on the 2038A Bond (twelve percent (12%) per annum) as the interest rate borne by the 2038A Bond for purposes of preparing the net earnings certificate or calculating the amount required to defease the 2038A Bond under the terms of the Mortgage.

SECTION 9.     The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Sixty-Seventh Supplemental Indenture or of the 2038A Bond issued hereunder.

The Trustee shall have no responsibility for the IFA 2020 Series A Bonds, the IFA Indenture, the Loan Agreement, or any act or omission of the IFA Trustee. No provision of this Sixty-Seventh Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Sixty-Seventh Supplemental Indenture at the request or direction of the holder of the 2038A Bond pursuant to this Sixty-Seventh Supplemental Indenture unless and until such holder shall have offered to the Trustee security and/or indemnity satisfactory in form and substance to the Trustee against the costs, expenses or liabilities which might be incurred by the Trustee’s compliance with such request or direction. The Trustee may execute any of the trusts or powers hereof and perform any of its duties directly or by or through attorneys or agents and shall not be answerable for the misconduct or negligence of any attorney or agent if appointed with due care. In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. Delivery of reports, information and documents to the Trustee pursuant to Section 52 of the Original Mortgage is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on certificates of officers of the Company). The Trustee shall not be deemed to have notice of any default or completed default unless a Responsible Officer of the Trustee has received written notice thereof from the Company or any holder and such notice references the 2038A Bonds and the Mortgage. “Responsible Officer” shall mean any officer in the corporate trust department of the Trustee, including any vice president, trust officer or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Mortgage.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Sixty-Seventh Supplemental Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Company shall provide to the Trustee an incumbency certificate listing designated persons authorized to provide such instructions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.     Whenever in this Sixty-Seventh Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Sixty-Seventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 11.     Nothing in this Sixty-Seventh Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy; or claim under or by reason of this Sixty-Seventh Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Sixty-Seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 12.    The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2038A Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Sixty-Seventh Supplemental Indenture.

SECTION 13.    This Sixty-Seventh Supplemental Indenture is dated as of December 1, 2020, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 14.    EACH OF THE COMPANY, AND THE TRUSTEE, AND BY ITS ACCEPTANCE THEREOF, THE HOLDER OF THE 2038A BOND, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE MORTGAGE OR THE 2038A BOND.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS SUCCESSOR IN INTEREST TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, all as of the day, month and year first above written.

INDIANAPOLIS POWER & LIGHT
COMPANY

By: /s/ Gustavo Garavaglia
(SEAL) GUSTAVO GARAVAGLIA,
Vice President and Chief Financial Officer
Attest:

By: /s/ Brian R. Hylander
BRIAN R. HYLANDER,
Secretary

EXECUTED AND DELIVERED by Gustavo Garavaglia in my presence:

/s/ Gerald Sobecki [Witness’s Signature]

Witness: Gerald Sobecki [Witness’s Printed Name]

EXECUTED AND DELIVERED by Brian R. Hylander in my presence:

/s/ Christine A. Hammer [Witness’s Signature]

Witness: Christine A. Hammer [Witness’s Printed Name]

STATE OF INDIANA )
) SS:
COUNTY OF MARION )

On this 19th day of November, in the year 2020, before me, a Notary Public in and for the County and State aforesaid, personally came Gustavo Garavaglia, Vice President and Chief Financial Officer of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice President and Chief Financial Officer. Said Gustavo Garavaglia being by me duly sworn did depose and say that the said Gustavo Garavaglia resides in Hamilton County, Indiana; that said Gustavo Garavaglia is Vice President and Chief Financial Officer of said Indianapolis Power & Light Company; that he knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order; and he acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 19th day of November, 2020.
/s/ Karla J. Ives
Karla J. Ives
Notary Public
My Commission Expires:
March 23, 2024
My County of Residence is:
Marion
(NOTARIAL SEAL)

STATE OF OHIO )
) SS:
COUNTY OF MONTGOMERY )

On this 20th day of November, in the year 2020, before me, a Notary Public in and for the County and State aforesaid, personally came Brian R. Hylander, Secretary of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Secretary. Said Brian R. Hylander being by me duly sworn did depose and say that the said Brian R. Hylander resides in Warren County, Ohio; that said Brian R. Hylander is Secretary of said Indianapolis Power & Light Company; that he knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order; and he acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 20th day of November, 2020.
/s/ Joya L. Murr
Joya L. Murr
Notary Public
My Commission Expires:
May 31, 2024
My County of Residence is:
Montgomery
(NOTARIAL SEAL)

STATE OF INDIANA )
) SS:
COUNTY OF MARION )

On this 19th day of November, in the year 2020, before me, a Notary Public in and for the County and State aforesaid, personally came Gerald Sobecki being known to me to be the person whose name is subscribed as a witness to the foregoing instrument, who, being duly sworn by me, deposes and says that the foregoing instrument was executed and delivered by Gustavo Garavaglia in the above-named subscribing witness’s presence, and that the above-named subscribing witness is not a party to the transaction described in the foregoing instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 19th day of November, 2020.
/s/ Karla J. Ives
Karla J. Ives ,
Notary Public
My Commission Expires:
March 23, 2024
My County of Residence is:
Marion
(NOTARIAL SEAL)

STATE OF OHIO )
) SS:
COUNTY OF MONTGOMERY )

On this 20th day of November, in the year 2020, before me, a Notary Public in and for the County and State aforesaid, personally came Christine A. Hammer being known to me to be the person whose name is subscribed as a witness to the foregoing instrument, who, being duly sworn by me, deposes and says that the foregoing instrument was executed and delivered by Brian R. Hylander in the above-named subscribing witness’s presence, and that the above-named subscribing witness is not a party to the transaction described in the foregoing instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 20th day of November, 2020.
/s/ Joya L. Murr
Joya L. Murr ,
Notary Public
My Commission Expires:
May 31, 2024
My County of Residence is:
Montgomery
(NOTARIAL SEAL)

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By: /s/ Michele R. Shrum
Michele R. Shrum,
Authorized Officer

EXECUTED AND DELIVERED in my presence:

/s/ Tamara Klement-Ellis [Witness’s Signature]

Witness: Tamara Klement-Ellis [Witness’s Printed Name]

STATE OF FLORIDA )
) SS:
COUNTY OF DUVAL )

On this 17th day of November, in the year 2020, before me, a Notary Public in and for the State aforesaid, personally came Michele R. Shrum, Authorized Officer of The Bank of New York Mellon Trust Company, N.A., the national banking association described in and which executed the foregoing instrument, to me personally known or on the basis of sufficient identification proved to be such Authorized Officer. Said Michele R. Shrum, being by me sworn did depose and say that she is an Authorized Officer of The Bank of New York Mellon Trust Company, N.A.; that she signed her name thereto by authority of the Board of Directors of said national banking association; and she acknowledged the execution of said instrument on behalf of said national banking association to be her free and voluntary act and deed and the free and voluntary act and deed of said national banking association, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 17th day of November, 2020.
/s/ Nathan Turner
Nathan Turner,
Notary Public

(NOTARIAL SEAL)

STATE OF FLORIDA )
) SS:
COUNTY OF DUVAL )

On this 17th day of November, in the year 2020, before me, a Notary Public in and for the County and State aforesaid, personally came Tamara Klement-Ellis, to me personally known or on the basis of sufficient identification proved to be the person whose name is subscribed as a witness to the foregoing instrument, who, being duly sworn by me, deposes and says that the foregoing instrument was executed and delivered by Michele R. Shrum in the above-named subscribing witness’s presence, and that the above-named subscribing witness is not a party to the transaction described in the foregoing instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 17th day of November, 2020.

/s/ Nathan Turner
Nathan Turner,
Notary Public

(NOTARIAL SEAL)

I affirm, under penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

Signed: /s/ Steven W. Thornton
Steven W. Thornton

This instrument was prepared by
Steven W. Thornton, Barnes & Thornburg LLP,
11 South Meridian Street, Indianapolis, IN 46204